  Exhibit 99.1

For Immediate Release

LightPath Technologies Schedules 2018 Annual Stockholders’ Meeting

ORLANDO, FL – May 5, 2017 - LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” or “we”), a leading vertically integrated global manufacturer, distributor and integrator of proprietary optical and infrared components and high-level assemblies, today announced that the Company currently plans to hold its 2018 Annual Stockholders’ Meeting on October 26, 2017 at 11 a.m. (ET) at the Hyatt Regency Orlando International Airport Hotel located at 9300 Airport Boulevard, Orlando, Florida 32827.

The date of the Annual Meeting represents a change of more than 30 days from the anniversary of the Company’s 2017 Annual Stockholders’ Meeting, which was held on January 26, 2017. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company has set a new deadline for the submission of stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy statement for the Annual Meeting. The new deadline for the submission of such stockholder proposals is the close of business on May 19, 2017, which the Company believes is a reasonable time for the review, consideration, and if appropriate, inclusion of any such proposals before the Company begins to print and send its proxy materials to stockholders for the Annual Meeting.

In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), stockholders who wish to present a proposal at the Annual Meeting, or nominate a director for election at the Annual Meeting, must provide written notice on or before May 15, 2017.

Any such proposal or notice should be delivered to: Corporate Secretary, at LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando Florida USA 32826 and must also comply with the procedures (including all information specified) in the Company’s Bylaws and the rules and regulations of the Securities and Exchange Commission under Rule 14a-8.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading global, vertically integrated provider of optics, photonics and infrared solutions for the industrial, defense, telecommunications, testing and measurement, and medical industries. LightPath designs, manufactures, and distributes proprietary optical and infrared components including molded glass aspheric lenses and assemblies, infrared lenses and thermal imaging assemblies, fused fiber collimators, and gradient index GRADIUM® lenses. LightPath also offers custom optical assemblies, including full engineering design support. The Company is headquartered in Orlando, Florida, with manufacturing and sales offices in New York, Latvia, and China.

LightPath’s wholly-owned subsidiary ISP Optics Corporation manufactures a full range of infrared products from high performance MWIR and LWIR lenses and lens assemblies. ISP’s infrared lens assembly product line includes athermal lens systems used in cooled and un-cooled thermal imaging cameras. Manufacturing is performed in-house to provide precision optical components including spherical, aspherical and diffractive coated infrared lenses. ISP’s optics processes allow it to manufacture its products from all important types of infrared materials and crystals. Manufacturing processes include CNC grinding and CNC polishing, diamond turning, continuous and conventional polishing, optical contacting and advanced coating technologies.

For more information on LightPath and its businesses, please visit www.lightpath.com.

Forward-Looking Statements

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our ability to expand our presence in certain markets, future sales growth, continuing reductions in cash usage and implementation of new distribution channels. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:
Jim Gaynor, President & CEO	Dorothy Cipolla, CFO	Jordan Darrow
LightPath Technologies, Inc.	LightPath Technologies, Inc.	Darrow Associates, Inc.
Tel: 407-382-4003	Tel: 407-382-4003 x305	Tel: 512-551-9296
jgaynor@lightpath.com	dcipolla@lightpath.com	jdarrow@darrowir.com
Web: www.lightpath.com	Web: www.lightpath.com	Web: www.darrowir.com